Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AXIOS Sustainable Growth Acquisition Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2022, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I certify, in the capacity and on the date indicated below, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 14, 2022

/s/ Dr. Ram Bürgi-Krishnamurthy
	Name:	Dr. Ram Bürgi-Krishnamurthy
	Title:	Principal Financial and Accounting Officer